 Exhibit 10.1

WAIVER AGREEMENT

    WAIVER AGREEMENT (this "Waiver"), made as of March 19, 2009, by and between Unity Bancorp, Inc., a New Jersey corporation with an address at 64 Old Highway 22, Clinton, NJ 08809 (the “Company”), Unity Bank, a New Jersey state commercial bank with its principal place of business located at 64 Old Highway 22, Clinton, NJ 08809 (the “Bank”) and James A. Hughes, an individual residing at 4 Lance Road, Lebanon, NJ 08833 (the "Executive").  The Company and the Bank shall be referred to herein collectively as the “Employer”.

WITNESSETH:

    WHEREAS, the Employer and the Executive have entered into that certain Employment Agreement, made as of March 23, 2004 and amended pursuant to the First Amendment to the Employment Agreement made as of May 26, 2005 (and as may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Employment Agreement"), which governs the terms and conditions of the Executive’s employment with the Employer;

    WHEREAS, as part of the Emergency Economic Stabilization Act of 2008 (“EESA”), the United States Treasury (the “Treasury”) adopted a program known as the Capital Purchase Program (“CPP”) pursuant to which the Treasury will invest in United States insured depository institutions;

    WHEREAS, the Company received an investment of $20,649,000 from the Treasury pursuant to the CPP on December 5, 2008;

    WHEREAS, the terms of the CPP were revised by the American Recovery and Reinvestment Act of 2009 (“ARRA”), which, among other things, imposed certain limitations upon the compensation of executive officers of companies which participated in the CPP;

    WHEREAS, the Employment Agreement does not comply with the requirements of ARRA, in that it provides for certain severance payments to the Executive; and

    WHEREAS, the Executive is willing to waive such portions of the Employment Agreement which do not comply with the ARRA subject to the terms and conditions contained herein.

    NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.    Waiver.

    Subject to the terms and conditions hereof, the Executive hereby agrees to waive all provisions of the Employment Agreement which would render the Employer in violation of the Section 111 of the EESA, as amended by the ARRA, and the regulations may be promulgated thereunder from time to time, including, but not limited to:

a.           Section (b) of Article 5 of the Employment Agreement with respect to the Executive’s right to receive payment equal to eighteen (18) months of the Executive’s then current Base Salary in the event of the Executive’s Termination Without Cause;

b.           Section (c) of Article 5 of the Employment Agreement with respect to Executive’s right to receive payment equal to eighteen (18) months of the Executive’s then current Base Salary upon the Executive’s Resignation With Cause;

c.           Article 6 with respect to the Executive’s right to receive payment equal to the greater of: (i) thirty-six (36) months of the Executive's Base Salary; or (ii) thirty-six (36) months of the Executive's then current Base Salary plus any cash bonus received by the Executive for the Employer's preceding fiscal year, in the event of a Change in Control or Significant Acquisition;

provided,  however,  that the  foregoing  waiver will be of no further  force or effect,  and the Executive will be entitled  to  exercise  all of  his rights and  remedies  under  the  Employment Agreement, and applicable  law, automatically upon such time as the Company is no longer prohibited from making the payments described above under the EESA and regulations thereunder, whether because the Company’s obligation to the Treasury arising from the Company’s participation in the CPP shall be satisfied or excused, the EESA shall be further amended to eliminate the prohibition on severance or otherwise.

2.    Further Limitations of Waiver.

    This Waiver by the Executive of the benefits conferred to him pursuant to the Employment Agreement shall be construed only to the minimum extent necessary so that the Employer shall be in compliance with the Section 111 of the EESA, the ARRA and the regulations as may be promulgated from time to time thereunder (collectively, the “Acts”), and shall not be construed to grant to the Employer additional benefits beyond what is minimally required to comply with the Acts.

3.    Entire Agreement; Binding Affect; Employment Agreement to Remain in Effect.

    This Waiver constitutes the entire and final agreement among the parties with respect to the subject matter hereof and there are no agreements, understandings, warranties or representations among the parties as to such subject matter except as set forth herein.  This Waiver will inure to the benefit and bind the parties hereto and the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto. Except as specifically provided for hereunder, the Employment Agreement shall remain in full force and effect, shall not be modified or otherwise revised by this Waiver Agreement.

4.    Defined Terms.

    Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

5.    Governing Law.

    This Waiver is executed and delivered in the State of New Jersey and it is the desire and intention of the parties that it be in all respects interpreted according to the laws of the State of New Jersey, without giving effect to choice of law provisions thereof.

6.    Counterparts.

    This Waiver may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.

IN WITNESS WHEREOF, the Company, the Bank and the Executive legally bound, have executed this Waiver Agreement as of the date first noted above.

Unity Bancorp, Inc.

By:  ________________________
Name:  David D. Dallas
Title:     Chairman

Unity Bank

By:  ________________________
Name:  Alan J. Bedner
Title:     EVP/CFO

____________________________
James A. Hughes